Exhibit 99.1

P R E S S R E L E A S E
Synthesis Energy Systems Declares Commercial Operations at Hai Hua
Gasification Facility in Shandong Province, China
HOUSTON, Texas, December 30, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX), a global industrial gasification company, today announced that it has declared Commercial Operations status at SES’s 95% owned joint venture with Shandong Hai Hua Coal & Chemical Company Ltd. (“Hai Hua”), its first coal gasification plant in Shandong Province, China. Now that the commissioning phase is complete, the operation will continue under the tolling agreement.
“This declaration officially marks the viability of the U-GAS® gasification technology which has proven capable of reliably gasifying low rank and high ash coals that would normally be very challenging for traditional gasification technologies to process. Meeting our goal of achieving this important milestone by calendar year-end 2008 also demonstrates the strength of our engineering team and their operational capabilities that will also support our future projects,” stated Tim Vail, President and CEO of Synthesis Energy Systems.
About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia. The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SES expects or anticipates will or may occur in the future, including such things as business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of the business and operations, plant expansion and growth of the quantity of methanol production, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by SES in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

Synthesis Energy Systems, Inc.
Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the demand for and prices of chemicals such as methanol, our ability to develop projects in the future and our relationships with our project partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct. SES has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
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